Exhibit 1.1
RAILAMERICA, INC.
21,000,000 Shares of Common Stock
($0.01 par value)
Plus an Option to Purchase from the Company and the Selling Stockholder up to
3,150,000 Additional Shares of Common Stock to Cover Over-Allotments
Form of Underwriting Agreement
                                        , 2009
J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
     As Representatives of the
     several Underwriters listed
     in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Ladies and Gentlemen:
          RailAmerica, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, 10,500,000 shares of common stock, $0.01 par value, of the Company (“Common Stock”), and the selling stockholder named in Schedule II hereto (the “Selling Stockholder”) proposes to sell to the several Underwriters 10,500,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholder collectively being hereinafter called the “Underwritten Securities”). The Company and the Selling Stockholder also propose to grant to the Underwriters an option to purchase up to 1,575,000 and 1,575,000, respectively, additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The shares of Common Stock to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.
          As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve on a pro rata basis out of the Securities set forth opposite their names on Schedule I to this Agreement, up to 5.0% shares of Common Stock, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”) (the “Directed Share Program”). The shares of Common Stock to be sold by or on behalf of the Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold pursuant to this Agreement at the public offering price. Any Directed Shares not confirmed for purchase by any Participants via the Company’s Directed Share Program web site or orally by telephone by midnight, New York City time, on the date on which this Agreement is executed will be offered to the public with the remaining Securities.
     1. Representations and Warranties.
     (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company has prepared and filed with the Commission a registration statement (file number 333-160835) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has been declared effective by the Commission. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Disclosure Package, at the time of filing thereof, complied in all material respects with the Act.
     (c) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (d) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.
     (e) (i) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by or on behalf of the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.
     (g) The statements in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of this Agreement, fairly summarize such provisions in all material respects.
     (h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, an “investment company” as defined in the Investment Company Act.
     (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or its subsidiaries (except as contemplated in this Agreement) and neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (j) The Company and its subsidiaries have not taken, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Securities.
     (k) Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X and listed on Schedule III of this Agreement) of the Company, each additional subsidiary of the Company listed on Schedule III of this Agreement (collectively, the “Material Subsidiaries”) and the Company (i) have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their business as described in the Disclosure Package and the Prospectus, and (ii) are duly qualified to do business as a foreign corporation and are in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.
     (l) All the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance; except as described in or expressly contemplated by the Disclosure Package or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.
     (m) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income And Estate Tax Considerations To Non-U.S. Holders”, “Business — Environmental”, “Business — Regulation”, “Business — Legal Proceedings”, “Description of Capital Stock” and “Shares Eligible for Future Sale” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (n) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.
     (o) This Agreement has been duly authorized, executed and delivered by the Company and will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
     (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) for the registration of the Securities under the Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, (iii) such as have been obtained or made by the Company or its subsidiaries, or (iv) any such consents, approvals, authorizations, filings or orders, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby or thereby.
     (q) The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any pre-emptive or similar rights.
     (r) Neither the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except , in the case of clauses (ii) and (iii) above, where such conflict, breach, violation or imposition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby or thereby.
     (s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus and the Prospectus fairly present, in all material respects, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included therein.
     (u) Other than as disclosed in the Disclosure Package or the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect or materially adversely affect the performance of this Agreement by the Company or the consummation of any of the transactions contemplated hereby.
     (v) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
     (w) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (x) Each of Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accounting firms with respect to the Company and its subsidiaries within the meaning of the Public Company Accounting Oversight Board (United States), the Act and the applicable published rules and regulations thereunder.
     (y) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by or on behalf of the Underwriters in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
     (z) Except as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Material Subsidiaries has filed all applicable tax returns that are required to be filed or has obtained valid extensions thereof (except for failures to file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it (including in its capacity as a withholding agent) and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith (provided adequate reserves have been made in accordance with GAAP) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (aa) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package or the Prospectus (in each case, exclusive of any amendment or supplement thereto).
     (cc) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Disclosure Package and the Prospectus (exclusive of any amendment or commitment hereto), (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (b) the Company and its subsidiaries are not aware of facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect.
     (dd) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there has been no storage, generation, transportation, use, handling,

treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability of the Company or any of its subsidiaries under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, and naturally occurring radioactive materials, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping, disposing, dispersing, or migrating in, into or through the environment, or in, into from or through any structure or facility.
     (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) The Company and each of its subsidiaries will use their respective reasonable best efforts to implement and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Subsequent to implementation, the Company and its subsidiaries will carry out evaluations of the effectiveness of such disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (gg) As of the Effective Date of the Registration Statement, the Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement.

     (hh) Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (jj) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”) or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be likely to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) the filing of a notice of intent to terminate, the treatment of an amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA; (ii) as of the date hereof, a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards No. 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, that would be reasonably likely to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

     (kk) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to promote and achieve, continued compliance therewith.
     (mm) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     (nn) The Company and each of its subsidiaries have maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, rolling stock, rails, vehicles, plants, depots, buildings or other facilities and other tangible personal property now owned or leased by the Company and its subsidiaries that is necessary to conduct their business as it is now conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (oo) The Company and its Material Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its Material Subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.
     (pp) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (qq) The Company and its Material Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its Material Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (rr) Since the date of the most recent financial statements of the Company included in each of the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) there has not been any material adverse change in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or any development involving a prospective material adverse change in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Disclosure Package.

     (ss) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (tt) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (uu) The Company solely determined, without any direct or indirect participation by the Underwriters, the Participants who will purchase Directed Shares (including the amounts to be purchased by such persons) sold in the offering by the Underwriters pursuant to the Directed Share Program.
     (vv) The Registration Statement, the Disclosure Package and the Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of each jurisdiction in which the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as have been obtained or will be obtained or completed by the Closing Date, is necessary under the securities laws and regulations of any such jurisdiction. The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.
     (b) The execution and delivery by the Selling Stockholder of, and the performance of the Selling Stockholder of its obligations under this Agreement, the sale of the Securities to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein or therein or by the Disclosure Package and the Prospectus will not contravene (i) any provision of applicable law, or the certificate of incorporation, bylaws or any other organizational or constitutive documents of the Selling Stockholder, (ii) any agreement or other instrument binding upon the Selling Stockholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except, with respect to clauses (ii) and (iii) above, such contraventions as would not have a material adverse effect on the Selling Stockholder and would not prevent or materially interfere with the consummation by the Selling Stockholder of the transactions contemplated hereby; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states or the laws of any foreign jurisdiction in connection with the offer and sale of the Securities and (ii) where the failure to obtain such consent approval, authorization, order or qualification, individually or in the aggregate, would not have a material adverse effect on the Selling Stockholder and would not prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.
     (c) The Selling Stockholder has, and on the Closing Date and each settlement date, as the case may be, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”) in respect of, the Securities to be sold by the Selling Stockholder free and clear of all security interests, claims, liens or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder or a security entitlement in respect of such Securities.
     (d) With respect to any Securities delivered by the Selling Stockholder in certificated form endorsed to the Underwriters, delivery of the Securities to be sold by the Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Securities, free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, to each Underwriter who has purchased such Securities without notice of an adverse claim.
     (e) The Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, as of the Closing Date or such settlement date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the Closing Date or such settlement date (in the case of a settlement date, the Disclosure Package as then amended or supplemented), as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each electronic road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus as of its date will not contain and the Prospectus, as amended or supplemented, if applicable, as of the Closing Date or such settlement date, as the case may be, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(ii)(e) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any amendments or supplements thereto.
     (f) The Selling Shareholder has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.
     (g) The Selling Stockholder agrees that the Underwritten Securities and Option Securities, if any, to be sold by the Selling Stockholder are subject to the interests of the Underwriters and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement. If the Selling Stockholder becomes incapacitated, or if any other event should occur affecting the legal status or capacity of the Selling Stockholder before the delivery of the Underwritten Securities and the Option Securities, if any, to be sold by a Selling Stockholder hereunder, the documents evidencing the Underwritten Securities and the Option Securities, if any, to be sold by the Selling Stockholder shall be delivered by the Selling Stockholder’s representative in accordance with the terms and conditions of this Agreement as if such event had not occurred.
          Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell, and the Selling Stockholder agrees to sell, the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $                     per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 1,575,000 Option Securities and 1,575,000 Option Securities, respectively, at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Company and the Selling Stockholder shall be, as nearly as practicable, in the same proportion as the number of Option Securities that the Underwriters may purchase from the

Company and the Selling Stockholder set forth in the first sentence of this Section 2(b). The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on                     , 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholder to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company and the Selling Stockholder will deliver the Option Securities (at the expense of the Company) to the Representatives, at 277 Park Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the account specified by the Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

     5. Agreements.
     (i) The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply to you any amendment or supplement to the Disclosure Package in such quantities as you may reasonably request.

     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Company will make generally available to its security holders and the Representatives an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “Effective Date” (as defined in Rule 158) of the Registration Statement, provided that (i) such delivery requirements to the Company’s security holders shall be deemed satisfied by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”).
     (e) If requested in writing, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, five conformed signed copies of the Registration Statement (in each case including all exhibits and consents thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to additional taxation in any such jurisdiction if it is not otherwise so subject in any jurisdiction where it is not now so subject.
     (g) For a period of 180 days after the date of the Prospectus the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. and CitiGroup Global Markets, Inc. (the “Designated Representatives”), in each case other than (A) the Securities to be sold hereunder, (B) any shares of Stock issued upon the exercise of options granted under Company Stock Plans, (C) the issuance of securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Prospectus, or (D) the issuance of Common Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity, provided, however, that (1) the aggregate number of shares issued pursuant to clause (D) above, considered individually and together with all such previous acquisitions or joint ventures, if any, announced during the 180-day restricted period shall not exceed 10.0% of the Common Stock issued and outstanding as of the date of such acquisition agreement or joint venture agreement, as the case may be, and (2) prior to the issuance of such shares pursuant to clauses (B), (C) or (D) above, each recipient of such shares shall execute and deliver to the Representatives a lockup letter substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (y) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (z) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 5(i)(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”
     (j) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange (the “Exchange”).
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (A)(i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) or of any foreign jurisdiction; (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purpose; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder and (B) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5(k), including (i) any fees and expenses of counsel for the Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Selling Stockholder to the Underwriters hereunder; provided that such fees and expenses of counsel for the Underwriters (excluding fees and expenses of counsel in any jurisdiction outside the United States) to be paid by the Company pursuant to the foregoing clauses (A)(vi) and (A)(vii) shall not exceed $30,000.00 in the aggregate. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Underwriting Agreement, and that, except as provided in this Section 5(k), and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     (l) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (if any) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405)

required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (m) For a period of one year following the date of this Agreement, so long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on EDGAR.
     (n) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
     (o) The Company will file with the Commission such reports as may be required by Rule 463 under the Act.
     (p) The Company will cause the officers, directors, Participants and shareholders of the Company named in Schedule V hereto to enter into and deliver to the Representatives “lock-up” agreements, each substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities.
     (q) Directed Share Program. The Company will comply in all material respects with all applicable U.S. securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (ii) The Selling Stockholder agrees with the several Underwriters that:
     (a) For a period of 180 days after the date of the Prospectus, the Selling Stockholder will not: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise; or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the Designated Representatives, in each case other than (A) the Securities to be sold by the Selling Stockholder hereunder, (B) transfers of shares of Stock as a bona fide gift or gifts, (C) distributions of shares of Stock to the members of the Selling Stockholder, and (D) transfers of shares of Stock to funds managed by an affiliate of Fortress Investment Group LLC; provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (D) above, each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 5(ii)(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (b) It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
     (c) The Selling Stockholder will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (d) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus which in each case comes to the attention of the Selling Stockholder.
     (e) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

     (f) The Selling Stockholder will comply with the agreement contained in Section 5(k).
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use by the Commission shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) (i) Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel to the Company and its subsidiaries, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto; (ii) Scott Williams, Senior Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto; and (iii) Sidley Austin LLP, special counsel to the Company and its subsidiaries, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.
     (c) David N. Brooks, special counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, his written opinion, dated the Closing Date or any settlement date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.
     (d) The Representatives shall have received on and as of the Closing Date or any settlement date, as the case may be, an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and each settlement date, to the effect that:
     (i) the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement;
     (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iv) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (f) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by its Managing Member, dated the Closing Date and each settlement date, to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date and each settlement date to the same effect as if made on the Closing Date and each settlement date.
     (g) The Company shall have requested and caused Ernst & Young LLP and PricewaterhouseCoopers LLP to have furnished to the Representatives at the Execution Time, the Closing Date and each settlement date, letters, dated respectively as of the Execution Time, the Closing Date and each settlement date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the 6-month period ended June 30, 2009 and as at June 30, 2009, in accordance with Statement on Auditing Standards

No. 100, and containing additional statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date and each settlement date shall use a “cut-off” date no more than three business days prior to such Closing Date and settlement date.
     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (i) Subsequent to the Execution Time, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
     (j) The Representatives shall have received on and as of the Closing Date or any settlement date, as the case may be, satisfactory evidence of the good standing of each of the Selling Stockholder, the Company and its Material Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (l) On or prior to the Execution Time, the New York Stock Exchange shall have approved the Underwriters’ participation in the distribution of the Securities to be sold by the Selling Stockholder in accordance with Rule 393 of the New York Stock Exchange.
     (m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers, directors, Participants and shareholders of the Company named in Schedule V hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or any settlement date, as the case may be.
     (n) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus

(or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives or by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) below.
          The Company agrees to indemnify and hold harmless the Underwriters and any selling group member participating in the Directed Share Program, their affiliates, directors, officers, employees, assigns, joint ventures, agents and each person who controls each Underwriter or any selling group member participating in the Directed Share Program within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the Directed Share Program attached to or included with the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made, not misleading, (ii) are caused by the failure of any Participant to pay for and accept delivery of the Securities which were subject to a properly confirmed agreement to purchase or (iii) are related to, arise out of, or are in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of the Underwriters or any selling group member participating in the Directed Share Program.
          (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Disclosure Package (including any Disclosure Package that has subsequently been amended) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use therein; provided, however, that in no case shall the Selling Stockholder be liable or responsible for any amount in excess of the aggregate price at which the Securities sold by the Selling Stockholder were offered to the public under this Agreement (net of underwriting discounts and commissions but excluding any deductions for other expenses).
          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph of the cover page regarding delivery of the Securities and under the caption “Underwriting,” the list of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting,” the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” the information concerning short sales, stabilizing transactions and other information appearing in the tenth paragraph under the caption “Underwriting”, the information concerning penalty bids and other information appearing in the eleventh paragraph under the caption “Underwriting” and the information concerning the market price of shares and other information appearing in the twelfth paragraph under the caption “Underwriting.”
          (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, which shall not be unreasonably withheld or delayed, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any

Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, which shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (e) If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters (both in their capacity as Underwriters and in connection with the Directed Share Program) on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters (both in their capacity as Underwriters and in connection with the Directed Share Program) on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters (both in their capacity as Underwriters and in connection with the Directed Share Program) on the other, shall be deemed to be in the same respective proportions as the net proceeds

(before deducting expenses) received by the Company and the Selling Stockholder from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters (both in their capacity as Underwriters and in connection with the Directed Share Program) on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters (both in their capacity as Underwriters and in connection with the Directed Share Program) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.
          (g) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if (i) such nondefaulting Underwriters do not purchase all the Securities and (ii) arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of the Securities are not made within 36 hours of such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company and the Selling Stockholder shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk or, if sent to the Company, will be mailed, delivered or telefaxed (fax no.: (904) 256-0583) and confirmed to it at 7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256, attention of Scott Williams, General Counsel.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No fiduciary duty. The Company and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholder and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholder agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholder, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     17. Waiver of Jury Trial. The Company and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses,

if any, identified in Schedule IV hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Indenture” shall mean the indenture, dated as of June 23, 2009, by and between the Company, the guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee and Notes Collateral Agent.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (including any prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the Directed Share Program attached to or included with any Preliminary Prospectus).
          “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time (including any prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the Directed Share Program attached to or included with any Prospectus).
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, 430B or 430C, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

          “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours, RAILAMERICA, INC.
By:
Name:
Title:

RR ACQUISITION HOLDING LLC
By:
Name:
Title:

Accepted: ____________, 2009
The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

J.P. MORGAN SECURITIES INC.
By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.
By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.
By:
Name:
Title:

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

          For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

	Number of Un-	Number of Under-
	derwritten	written
	Securities to be	Securities to be
	Purchased from	Purchased from the
Underwriter	the Company	Selling Stockholder
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
Dahlman Rose & Company, LLC
Lazard Capital Markets LLC
Stifel, Nicolaus & Company, Incorporated
Williams Trading, LLC
Total

SCHEDULE II

		Maximum Number of
	Number of Underwritten	Option Securities
Selling Stockholder:	Securities to be Sold	to be Sold
RR Acquisition Holding LLC	10,500,000	1,575,000
[address, fax no.]

SCHEDULE III
Material Subsidiaries of the Company
Alabama & Gulf Coast Railway LLC
Arizona & California Railroad Company
California Northern Railroad Company
Cape Breton & Central Nova Scotia Railway Limited
Central Oregon & Pacific Railroad, Inc.
Central Railroad Company of Indiana, The
Central Railroad Company of Indianapolis
Connecticut Southern Railroad, Inc.
Dallas, Garland & Northeastern Railroad, Inc.
Eastern Alabama Railway, Inc.
Goderich-Exeter Railway Company Limited
Huron and Eastern Railway Company, Inc.
Indiana & Ohio Railway Company
Indiana Southern Railroad, Inc.
Kiamichi Railroad Company, L.L.C.
Kyle Railroad Company
Mid-Michigan Railroad, Inc.
Missouri & Northern Arkansas Railroad Company, Inc.
New England Central Railroad, Inc.
North Carolina & Virginia Railroad Company, Inc.
Otter Tail Valley Railroad Company, Inc.
Palm Beach Rail Holding, Inc.
Point Comfort & Northern Railway Company
Puget Sound & Pacific Railroad
RailAmerica Transportation Corp.
RaiLink Canada Ltd.
RailTex, Inc.
San Diego & Imperial Valley Railroad Company, Inc.
San Joaquin Valley Railroad Co.
South Carolina Central Railroad Company, Inc.
Toledo, Peoria & Western Railway Corp.

SCHEDULE IV
Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE V
Officers, Directors, Participants and Shareholders of the Company subject to Lock-Up
Agreements1
Wesley R. Edens
Joseph P. Adams, Jr.
Paul R. Goodwin
Vincent T. Montgomery
Robert Schmiege
John Giles
Clyde Preslar
David Rohal
Paul Lundberg
Charles M. Patterson
Scott Williams
David Novak

[1]	List to include all participants in the Directed Share Program.

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
                                        , 2009
J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
     As Representatives of the
     several Underwriters listed
     in Schedule I to the Underwriting
     Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
          Re:      RAILAMERICA, INC. — Public Offering
Ladies and Gentlemen:
          The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RailAmerica, Inc., a Delaware corporation (the “Company”) and the Selling Stockholder listed on Schedule II to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.01 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
          In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and CitiGroup Global Markets, Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as a bona fide gift or gifts, and (C) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
          The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title: